Exhibit 99.1

Hyperscale Data Executes First Master Services Agreement with California-Based Neocloud Provider for 20 Megawatts of Critical AI Compute Capacity at Michigan Data Center Campus Expected to be Worth Approximately $1.2 Billion

Expansion to 52 Megawatts Could Result in an Increase of the Total Value to over $3.0 Billion Utilizing Approximately 17% of the Potential 300 Megawatts of the Total Eventual Power Capacity at the Michigan Campus

LAS VEGAS--(PR NEWSWIRE) – June 24, 2026 – Hyperscale Data, Inc. (NYSE American: GPUS), an artificial intelligence (“AI”) data center company anchored by Bitcoin (“Hyperscale Data” or the “Company”), today announced the signing of a Master Services Agreement (“MSA”) to provide colocation and related data center services (the “Services”) between Alliance Cloud Services, LLC (“ACS”), an indirect wholly owned subsidiary of the Company, and a California-based neocloud provider (the “Customer”) at its Michigan data center campus (the “Michigan Campus”). The Customer’s offerings include cloud and managed services dedicated to providing tailored, state-of-the-art compute resources and high-speed storage solutions at scale with industry leading partners.

The MSA provides for the deployment of 20 megawatts (“MW”) of critical AI compute capacity that is expected to be operational during the fourth quarter of 2026. Further, the MSA provides for ACS’ grant of an option to the Customer to expand up to a total of 52 MW of critical AI compute capacity. The MSA has an initial term of 10 years with two five-year extension options that may be exercised by the Customer (collectively, the “Maximum Term”). If exercised for the Maximum Term, the MSA is expected to generate in excess of $1.2 billion in revenue. The MSA also provides the Customer with a right to an additional 32 MW of critical AI compute capacity which, if exercised within the first two years of the initial term and continues through the two five-year extension options, would be expected to result in total contract revenue in excess of $3.0 billion.

ACS is actively working on the procurement of key electrical and infrastructure equipment to support the rapid deployment and has begun the process of retrofitting approximately 60,000 square feet of its Michigan Campus to support the Customer's operations at an estimated cost of between $100 million and $120 million for the initial 20 MW deployment.

As AI compute capacity is commissioned and the Customer’s workloads are deployed, the Company expects to progressively reallocate portions of the power at the Michigan Campus currently utilized for Bitcoin mining. The Company currently anticipates continuing to operate Bitcoin mining capacity at its Montana facility and may maintain certain mining operations at the Michigan Campus during the transition period.

“I am pleased by the progress that we have made as we continue the evolution of our Michigan Campus from a Bitcoin mining-focused facility into a next-generation AI and high-performance computing campus,” said William B. Horne, the Company's Chief Executive Officer. “We believe our Michigan Campus is positioned to offer a top-tier AI compute environment, and these Services are expected to begin generating material, high-margin revenue upon deployment, which may begin as soon as late September 2026.”

“The signing of an MSA represents a significant milestone for the Company,” said Milton “Todd” Ault III, Executive Chairman of Hyperscale Data. “We currently operate approximately 28 MW of Bitcoin mining capacity at the Michigan Campus. As the Customer’s deployments are brought online, we expect to allocate an increasing portion of the Michigan Campus to AI and high-performance computing workloads. We believe this strategy positions us to maximize the long-term value of the Michigan Campus as we work toward developing more than 300 MW of total power capacity.”

Hyperscale Data believes that the Michigan Campus may support phased long-term expansion opportunities, subject to regulatory approvals, financing, infrastructure availability, engineering studies, utility agreements and other factors. The Company believes the Michigan Campus may ultimately have the potential to support over 300 MW of total power capacity.

The Company cautions you that these expansion concepts remain preliminary and subject to numerous risks and uncertainties, and there can be no assurance that such expansion capacity will ultimately be available, developed, financed, approved, economically viable or otherwise initiated or continued.

For more information on Hyperscale Data and its subsidiaries, Hyperscale Data recommends that stockholders, investors and any other interested parties read Hyperscale Data’s public filings and press releases available under the Investor Relations section at hyperscaledata.com or available at www.sec.gov.

About Hyperscale Data, Inc.

Through its wholly owned subsidiary Sentinum, Inc., Hyperscale Data owns and operates a data center at which it mines digital assets and offers colocation and hosting services for the emerging AI ecosystems and other industries. Hyperscale Data’s other wholly owned subsidiary, Ault Capital Group, Inc. (“ACG”), is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact.

Hyperscale Data currently expects the divestiture of ACG (the “Divestiture”) to occur in the second quarter of 2027. Upon the occurrence of the Divestiture, the Company would be an owner and operator of data centers to support high-performance computing services, as well as a holder of the digital assets. Until the Divestiture occurs, the Company will continue to provide, through ACG and its wholly and majority-owned subsidiaries and strategic investments, mission-critical products that support a diverse range of industries, including an AI software platform, equipment rental services, defense/aerospace, industrial, automotive and hotel operations. In addition, ACG is actively engaged in private credit and structured finance through Ault Lending, LLC, a licensed lending subsidiary. Hyperscale Data’s headquarters are located at 11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141.

On December 23, 2024, the Company issued one million (1,000,000) shares of a newly designated Series F Exchangeable Preferred Stock (the “Series F Preferred Stock”) to all common stockholders and holders of the Series C Preferred Stock on an as-converted basis. The Divestiture will occur through the voluntary exchange of the Series F Preferred Stock for shares of Class A Common Stock and Class B Common Stock of ACG (collectively, the “ACG Shares”). The Company reminds its stockholders that only those holders of the Series F Preferred Stock who agree to surrender such shares, and do not properly withdraw such surrender, in the exchange offer through which the Divestiture will occur, will be entitled to receive the ACG Shares and consequently be shareholders of ACG upon the occurrence of the Divestiture.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at hyperscaledata.com.

Hyperscale Data Investor Contact:

IR@hyperscaledata.com or 1-888-753-2235